EXHIBIT 10.3

                                                               December 13, 1996
                         TEMPORARY LEASE/RENT AGREEMENT
                                    Between
                                    TESLAco
                                   10 Mauchly
                                Irvine, CA  92718
                          hereafter referred to as to
                                    'LESSOR'
                                      and
                          Hienergy Microdevices, Inc.
                           25621 Blossom Park Street,
                              Lake Forest, CA 92630
                          hereafter referred to as to
                                    'LESSEE'.

     Lessor shall lease/rent to Lessee certain office and conference space in the building at 10 Mauchly, Irvine for the work related to Phase I and beginning of Phase II (if the latter is granted) of the Lessee's SBIR Contract DAAB07-97-P-S808, under the following Terms and Conditions:

1.   SPACE TO BE LEASED.
- two (2) office rooms , plus
     - space for one copier, plus
     - use of the Conference Room whenever possible, on 'best effort' basis on the part of Lessor.

2.   DURATION OF LEASE.
The lease will begin on 12/16/96 and terminate on 4/15/97;
if mutually agreeable, the lease can be extended for an additional period of four (4) months by notifying so the Lessor before or on 3/31/97.

3.   RENT.
     Lessee shall pay to Lessor a rent of $750 per month, payable as follows: on 1/15/97: $1,500 which represents the rent for period 12/16/96 -1/15/97 and security deposit of $750, refundable on 4/15/97;
     on 2/15/97 : $1,500
which represents rent for period 1/16 - 3/16/97;
     on 3/18/97 : $ 750,
which represents rent for period 3/16-4/15/97.

4.   UTILITIES.
Utilities shall be provided by Lessor.


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5.   TELEPHONE SERVICES.
- Lessor shall provide 3 lines for Lessee (one for each office, one for telefacsimile/ e-mail);
     - all expenses, including line installation, shall be paid for by Lessee.

6.   USERS.
Lessee's users of the leased space will consist of
     - one secretary-clerk 9 AM-6 PM Monday though Friday;
     - two full-time equivalent staffers, on the average;
Names of the persons using the space will be provided in advance in writing by Lessee to Lessor for security reasons.
     - access to and use of the space under par. 1 for deadline-related and overtime work at all other times, including weekends, will be provided to two
(2)  persons  authorized  by  Lessee  whose  names  will  be provided to Lessor.

7.   USE OF CONFERENCE ROOM.
- in addition to the informal use of the conference room on the availability basis, four (4) one-day Review Meetings involving up to ten (10) persons may be held during the 4-month period.
- if the number of Review Meetings increases exceeds this number, Lessor will charge Lessee a fair and reasonable fee for additional use of the Conference Room for review meetings.

8.   LIMITED BUILDING SECURITY.
It is understood that Lessor does not have any other special security measures other than an alarm system to protect the building and property from burglary. Lessor shall not be liable for any loss or damage to the Lessee's property or documents.
Lessee will be responsible for the police fees arising from the false alarms caused by the Lessee's personnel.

9.  CONFIDENTIALITY.  Lessee  shall  sign  the  enclosed  Lessor's  standard
Nondisclosure Agreement as a part of this Lease, Lessor shall also sign a similar Lessee's Confidentiality Agreement if the Lessee so requests.

              Signed at Irvine, California on December 13, 1996 .

LESSOR:                                 LESSEE:
TESLAco by                              HiEnergy Microdevices, Inc. by

/s/ Alexander  Suvakovic                /s/ Bogdan  C.  Maglich
Alexander  Suvakovic                    Bogdan  C.  Maglich
President                               Chairman


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